AMENDED AND RESTATED BY-LAWS
OF
PRINCIPAL LIFE INSURANCE COMPANY
Effective February 24, 2009

ARTICLE I
(b) If notice of proposed corporate action is required
PRINCIPAL OFFICE	by law to be given to shareholders not entitled to vote and
the action is to be taken by consent of the voting
The location of the principal office of the corporation in the	shareholders, the corporation shall give all shareholders
State of Iowa will be identified in the corporation's annual	written notice of the proposed action at least 10 days
report filed with the Secretary of State of the State of Iowa.	before the action is taken. The notice must contain or be
The corporation may have such other offices either within	accompanied by the same material that would have been
or without the State of Iowa as the business of the	required by law to be sent to shareholders not entitled to
corporation may from time to time require.	vote in a notice of meeting at which the proposed action
would have been submitted to the shareholders for action.

ARTICLE II	(c) In the event corporate action is taken without a
meeting in accordance with the Articles of Incorporation of
REGISTERED OFFICE AND AGENT	the corporation and Section 3.13 of these By-Laws by less
than unanimous written consent, prompt notice of the
The initial registered agent and office of the corporation are	taking of such corporate action shall be given to those
set forth in the Articles of Incorporation. The registered	shareholders who have not consented in writing to the
agent or registered office, or both, may be changed by	taking of such corporate action.
resolution of the Board of Directors.
Section 3.4 Notice of Shareholder Business and
Nominations.
ARTICLE III
(a) Annual Meetings of Shareholders. (i) Nominations
MEETINGS OF SHAREHOLDERS	of persons for election to the Board of Directors and the
proposal of business to be considered by the shareholders
Section 3.1 Annual Meeting. The annual meeting of the	may be made at an annual meeting of shareholders of the
shareholders for the election of directors and for the	corporation (1) by or at the direction of the Board of
transaction of such other business as may properly come	Directors or the Chairman of the Board or (2) by any
before the meeting, shall be held on the third Monday in	shareholder of the corporation who is entitled to vote at the
May of each year at such place and time as the Board of	meeting, who complies with the notice procedures set forth
Directors shall each year fix, or at such other place, time	in clauses (ii) and (iii) of this paragraph (a) of Section 3.4
and date as the Board of Directors shall fix.	and who was a shareholder of record at the time such
notice was delivered to the Secretary.
Section 3.2 Special Meetings. Special meetings of the
shareholders, for any purpose or purposes, unless	(ii) For nominations or other business to be
otherwise prescribed by law (which for purposes of these	properly brought before an annual meeting by a
By-Laws shall mean as required from time to time by the	shareholder pursuant to clause (2) of paragraph (a)(i)
Iowa Business Corporation Act or the Articles of	of this Section 3.4, the shareholder must have given
Incorporation of the corporation), may be called by the	timely notice thereof in writing to the Secretary. To be
Chairman of the Board, the Chief Executive Officer or the	timely, a shareholder's notice shall be delivered to the
Board of Directors, and shall be called by the Board of	Secretary at the principal executive offices of the
Directors upon the written demand, signed, dated and	corporation not less than 90 days nor more than 120
delivered to the Secretary, of the holders of at least 10% of	days prior to the first anniversary of the preceding
all the votes entitled to be cast on any issue proposed to be	year's annual meeting; provided, however, that if the
considered at the meeting. Such written demand shall	date of the annual meeting is advanced by more than
state the purpose or purposes for which such meeting is to	20 days or delayed by more than 70 days from such
be called. The time, date and place of any special meeting	anniversary date, notice by the shareholder to be
shall be determined by the Board of Directors, or, at its	timely must be so delivered not earlier than 120 days
direction, by the Chief Executive Officer.	prior to such annual meeting and not later than the
close of business on the later of the 90th day prior to
Section 3.3 Notices and Reports to Shareholders.	such annual meeting or the 10th day following the day
on which public announcement of the date of such
(a) Notice of the place, date and time of all meetings	meeting is first made. In no event shall the
of shareholders and, in the case of a special meeting, the	adjournment of an annual meeting commence a new
purpose or purposes for which the meeting is called, shall	time period for the giving of a shareholder's notice as
be communicated not fewer than 10 days nor more than 60	described above. Such shareholder's notice shall set
days before the date of the meeting to each shareholder	forth (1) as to each person whom the shareholder
entitled to vote at such meeting. The Board of Directors, as	proposes to nominate for election or reelection as a
provided in Section 3.6 of these By-Laws, may establish a	director all information relating to such person that is
record date for the determination of shareholders entitled to	required to be disclosed in solicitations of proxies for
notice. Notice of adjourned meetings need only be given if	election of directors or is otherwise required pursuant
required by law or Section 3.8 of these By-Laws.	to Regulation 14A under Securities Exchange Act of

1934, as amended (the "Exchange Act"), and Rule	a new time period for the giving of a shareholder's notice as
14a-11 thereunder, including such person's written	described above.
consent to being named in the proxy statement as a
nominee and to serving as a director if elected; (2) as	(c) General. (i) Only persons who are nominated in
to any other business that the shareholder proposes to	accordance with the procedures set forth in this Section 3.4
bring before the meeting, a brief description of the	shall be eligible to serve as directors and only such
business desired to be brought before the meeting, the	business shall be conducted at a meeting of shareholders
reasons for conducting such business at the meeting	as shall have been brought before the annual or special
and any material interest in such business of such	meeting in accordance with the procedures set forth in this
shareholder and of any beneficial owner on whose	Section 3.4. Except as otherwise provided by law, the
behalf the proposal is made; and (3) as to the	Articles of Incorporation of the corporation or these By-
shareholder giving the notice and any beneficial owner	Laws, the chairperson of the annual or special meeting
on whose behalf the nomination or proposal is made	shall have the power and duty to determine whether a
(A) the name and address of such shareholder, as they	nomination or any business proposed to be brought before
appear on the corporation's books, and of such	the meeting was made in accordance with the procedures
beneficial owner and (B) the class and number of	set forth in this Section 3.4 and, if any proposed
shares of the corporation which are owned beneficially	nomination or business is not in compliance with this
and of record by such shareholder and such beneficial	Section 3.4, to declare that such defective proposal or
owner.	nomination shall be disregarded.

(iii) Notwithstanding anything in the second	(ii) For purposes of this Section 3.4, "public
sentence of paragraph (a)(ii) of this Section 3.4 to the	announcement" shall mean disclosure in a press
contrary, in the event that the number of directors to be	release reported by the Dow Jones News Service,
elected to the Board of Directors is increased and there	Associated Press or comparable national news service
is no public announcement naming all of the nominees	or in a document publicly filed by the corporation with
for director or specifying the size of the increased	the Securities and Exchange Commission pursuant to
Board of Directors made by the corporation at least	Section 13, 14 or (15(d) of the Exchange Act.
100 days prior to the first anniversary of the preceding
year's annual meeting, a shareholder's notice under	(iii) Notwithstanding the foregoing provisions of
this Section 3.4 shall also be considered timely, but	this Section 3.4, a shareholder shall also comply with
only with respect to nominees for any new positions	all applicable requirements of the Exchange Act and
created by such increase, if it shall be delivered to the	the rules and regulations thereunder with respect to the
Secretary at the principal executive offices of the	matters set forth in this Section 3.4. Nothing in this
corporation not later than the close of business on the	Section 3.4 shall be deemed to affect any rights of (1)
10th day following the day on which such public	shareholders to request inclusion of proposals in the
announcement is first made by the corporation.	corporation's proxy statement pursuant to Rule 14a-8
under the Exchange Act or (2) the holders of any series
(b) Special Meetings of Shareholders. Only such	of Preferred Stock to elect directors if so provided
business as shall have been brought before the special	under any applicable certificates of designation relating
meeting of the shareholders pursuant to the corporation's	to the series of Preferred Stock.
notice of meeting pursuant to Section 3.3 of these By-Laws
shall be conducted at such meeting. Nominations of	Section 3.5 Waiver of Notice.
persons for election to the Board of Directors may be made
at a special meeting of shareholders at which directors are	(a) Any shareholder may waive any notice required by
to be elected pursuant to the corporation's notice of	law or these By-Laws if such waiver is in writing and signed
meeting (i) by or at the direction of the Board of Directors	by the shareholder entitled to such notice, whether before
or (ii) by any shareholder of the corporation who is entitled	or after the date and time stated in such notice. Such a
to vote at the meeting, who complies with the notice	waiver shall be equivalent to notice to such shareholder in
procedures set forth in this paragraph (b) of Section 3.4	due time as required by law or these By-Laws. Any such
and who is a shareholder of record at the time such notice	waiver shall be delivered to the corporation for inclusion in
is delivered to the Secretary. Nominations by shareholders	the minutes or filing with the corporate records of the
of persons for election to the Board of Directors may be	corporation.
made at such special meeting of shareholders if the
shareholder's notice as required by paragraph (a)(ii) of this	(b) A shareholder's attendance at a meeting, in
Section 3.4 shall be delivered to the Secretary at the	person or by proxy, waives (i) objection to lack of notice or
principal executive offices of the corporation not earlier than	defective notice of such meeting, unless the shareholder at
the 120th day prior to such special meeting and not later	the beginning of the meeting or promptly upon the
than the close of business on the later of the 90th day prior	shareholder's arrival objects to holding the meeting or
to such special meeting or the 10th day following the day	transacting business at the meeting and (ii) objection to
on which public announcement is first made of the date of	consideration of a particular matter at the meeting that is
the special meeting and of the nominees proposed by the	not within the purpose or purposes described in the
Board of Directors to be elected at such meeting. In no	meeting notice, unless the shareholder objects to
event shall the adjournment of special meeting commence	considering the matter when it is presented.

however, that if the date of any adjourned meeting is more
Section 3.6 Record Date. The Board of Directors may fix,	than 120 days after the date for which the meeting was
in advance, a date as to the record date for any	originally noticed, or if a new record date is fixed for the
determination of shareholders for any purpose, such date in	adjourned meeting, notice of the place, date and time of the
every case to be not more than 70 days prior to the date on	adjourned meeting shall be given in conformity with these
which the particular action or meeting requiring such	By-Laws. At any adjourned meeting, any business may be
determination of shareholders is to be taken or held. If no	transacted which might have been transacted at the original
record date is so fixed for the determination of	meeting.
shareholders, the close of business on the day before the
date on which the first notice of a shareholders' meeting is	(c) Once a share is represented for any purpose at a
communicated to shareholders or the date on which the	meeting, it is deemed present for quorum purposes for the
Board of Directors authorizes a share dividend or a	remainder of the meeting and for any adjournment thereof
distribution (other than one involving a repurchase or	unless a new record date is or must be set for that
reacquisition of shares), as the case may be, shall be the	adjourned meeting.
record date for such determination of shareholders. When
a determination of shareholders entitled to vote at any	Section 3.9 Organization.
meeting of shareholders has been made as provided in this
Section 3.6, such determination shall apply to any	(a) The Chairman of the Board, or in the absence of
adjournment thereof, unless the Board of Directors selects	the Chairman of the Board, the acting Chairman of the
a new record date or unless a new record date is required	Board, or in his or her absence, such person as shall be
by law.	designated by the holders of a majority of the votes present at the meeting shall call meetings of the shareholders to
Section 3.7 Shareholders' List. After fixing a record date	order and shall act as presiding officer of such meetings.
for a meeting, the corporation shall prepare an alphabetical
list of the names of all shareholders who are entitled to	(b) The Secretary shall act as secretary at all
notice of a shareholders' meeting. The list must be	meetings of the shareholders, but in the absence of the
arranged by voting group and within each voting group by	Secretary at any meeting of the shareholders, the presiding
class or series of shares, and show the address of and	officer may appoint any person to act as secretary of the
number of shares held by each shareholder. The	meeting.
shareholders' list must be available for inspection by any
shareholder beginning two business days after notice of the	Section 3.10 Voting of Shares.
meeting is given for which the list was prepared and
continuing through the meeting at the corporation's	(a) Every shareholder entitled to vote may vote in
principal office or at a place in the city where the meeting	person or by proxy. Except as provided in subsection (c) of
will be held which such place shall be identified in the	this Section 3.10 or unless otherwise provided by law, each
notice of the meeting. A shareholder, or a shareholder's	outstanding share, regardless of class, shall be entitled to
agent or attorney, is entitled on written demand to inspect	one vote on each matter submitted to a vote at a meeting
and, subject to the requirements of law, to copy the list,	of shareholders. Unless otherwise provided by law,
during regular business hours and at the person's expense,	directors in each class shall be elected by a plurality of the
during the period the list is available for inspection. The	votes cast by the shares entitled to vote in the election at a
corporation shall make the shareholders' list available at	meeting at which a quorum is present. Shareholders do
the meeting, and any shareholder, or a shareholder's agent	not have the right to cumulate their votes for directors
or attorney, is entitled to inspect the list at any time during	unless the Articles of Incorporation of the corporation so
the meeting or any adjournment thereof.	provide.

Section 3.8 Quorum.	(b) The shareholders having the right to vote shares
at any meeting shall be only those of record on the stock
(a) At any meeting of the shareholders, a majority of	books of the corporation on the record date fixed by law or
the votes entitled to be cast on the matter by a voting group	pursuant to the provisions of Section 3.6 of these By-Laws.
constitutes a quorum of that voting group for action on that
matter, unless the representation of a different number is	(c) Absent special circumstances, the shares of the
required by law, and in that case, the representation of the	corporation held, directly or indirectly, by another
number so required shall constitute a quorum. If at the	corporation are not entitled to vote if a majority of the
time for which a meeting of shareholders has been called	shares entitled to vote for the election of directors of such
less than a quorum is present, the chairperson of the	other corporation is held by the corporation. The foregoing
meeting or a majority of the shareholders present or	does not limit the power of the corporation to vote any
represented by proxy and entitled to vote thereat may	shares held by the corporation in a fiduciary capacity.
adjourn the meeting to another place, date or time.
(d) If a quorum exists, action on a matter other than
(b) When a meeting is adjourned to another place,	the election of directors, by a voting group is approved if
date or time, notice need not be given of the adjourned	the votes cast within the voting group favoring the action
meeting if the place, date and time thereof are announced	exceed the votes cast opposing the action, unless a greater
at the meeting at which the adjournment is taken; provided,	number is required by law.

corporation, and such authority may be general or confined
Section 3.11 Voting by Proxy or Representative.	to specific instances.

(a) At all meetings of the shareholders, a shareholder	Section 4.2 Number and Term of Office. The Board of
entitled to vote may vote in person or by proxy appointed in	Directors shall be elected in the manner and for the term
writing, which appointment shall be effective when received	specified in the Articles of Incorporation of the corporation
by the secretary of the meeting or other officer, agent or	and in Section 3.4 of these By-Laws. Each director
inspector authorized to tabulate votes. An appointment of	(whenever elected) shall hold office until his or her death,
a proxy is valid for 11 months from the date of its	resignation or removal, except that each director who
execution, unless a longer period is expressly provided in	attains retirement age, as set forth in the Articles of
the appointment form.	Incorporation of the corporation or as determined by the
Board of Directors, during the term for which elected shall
(b) Shares held by an administrator, executor,	hold office only until the next annual meeting of
guardian, conservator, receiver, trustee, pledgee or another	shareholders following attainment of retirement age, at
corporation may be voted as provided by law.	which time a person may be elected as director to complete
the unexpired term of office, if any, for which the director
Section 3.12 Conduct of Business. The person acting as	attaining retirement age had been elected.
the presiding officer of any meeting of shareholders shall
determine the order of business and procedure at the	Section 4.3 Quorum and Manner of Acting. A quorum of
meeting, including such regulation of the manner of voting	the Board of Directors consists of a majority of the number
and the conduct of business as seem to him or her to be in	of directors prescribed in accordance with Section 4.2 of
order.	these By-Laws. If at any meeting of the Board of Directors
less than a quorum is present, a majority of the directors
Section 3.13 Action Without Meeting. Except as otherwise	present may adjourn the meeting from time to time until a
set forth in this Section 3.13 and subject to Section 3.3(c)	quorum shall be present. Notice of any adjourned meeting
of these By-Laws and the Articles of Incorporation of the	need not be given. At all meetings of directors where a
corporation, any action required or permitted by law to be	quorum is present, the act of the majority of the directors
taken at a meeting of the shareholders of the corporation	present at the meeting shall be the act of the Board of
may be taken without a meeting or vote, and without notice,	Directors.
if one or more consents in writing setting forth the action
taken shall be signed and dated by the holders of	Section 4.4 Resignation. Any director of the corporation
outstanding shares having not less than 90% of the votes	may resign at any time by delivering written notice to the
entitled to be cast at a meeting at which all shares entitled	Chairman of the Board, the Board of Directors, or the
to vote on the action were present and voted, and are	corporation. A resignation is effective when the notice is
delivered to the corporation for inclusion in the minutes or	delivered unless the notice specifies a later effective date.
filing with the corporate records of the corporation;
provided, however, that a director shall not be removed by	Section 4.5 Compensation of Directors. Directors who are
written consents unless written consents are obtained from	not officers of the corporation shall be entitled to an annual
the holders of all of the outstanding shares of the	retainer and an additional amount for attendance at each
corporation that are entitled to vote on the removal of the	regular or special meeting of the Board of Directors or
director. Written consents from a sufficient number of	meetings of committees of the Board of Directors, plus the
shareholders must be obtained within 60 days from the	expense of attending such meetings, if any, as may be
date of the earliest dated consent for such consents to be	fixed from time to time by resolution of the Board of
effective to take corporate action. If not otherwise fixed by	Directors.
law or in accordance with these By-Laws, the record date
for determining shareholders entitled to take action without	Section 4.6 Meetings. Regular meetings of the Board of
a meeting is the date the first shareholder signs such a	Directors shall be held without notice once in each calendar
written consent.	quarter on such date and at such hour and place, within or
without the State of Iowa, as may be fixed by the Board of
Directors, except that the meeting in the second quarter
ARTICLE IV	shall be held in the principal office of the corporation in Des
Moines on the date of the annual meeting of the
BOARD OF DIRECTORS	shareholders of the corporation. The date, time and place
of any regular meeting other than the meeting in the
Section 4.1 Qualifications and General Powers. No	second quarter may be changed by the Chairman of the
director is required to be an officer, employee, shareholder	Board, if any, or the President, by written notice to all
or policyowner of the corporation or a resident of the State	directors at least 30 days before the regular meeting date,
of Iowa. The business and affairs of the corporation shall	provided that the date to which any meeting is changed
be managed under the direction of the Board of Directors.	shall not be more than 15 days earlier or later than the date
The Board of Directors may authorize any officer or officers	fixed by the Board of Directors. Special meetings of the
or agent or agents to enter into any contract or to execute	Board of Directors may be called at any time upon two
and deliver any instrument in the name and on behalf of the	days' written notice given by the Chairman of the Board, if
any, the President or a majority of directors then in office,

which notice shall state the date, time and place of the	have such powers and shall perform such duties as may be
special meeting. In the alternative, upon oral or written	assigned to him or her by these By-Laws or by or pursuant
notice received prior to the time of the meeting by at least	to authorization of the Board of Directors.
two-thirds of the directors, the Chairman of the Board, or
the acting Chairman of the Board, may call a special	(b) The Board of Directors shall by resolution
meeting of the Board of Directors to be held through	establish a procedure to provide for an acting Chairman of
communications equipment which permits all participants	the Board in the event the current Chairman of the Board is
to communicate with each other, with such participation	unable to serve or act in that capacity.
constituting attendance at such meeting. Any meeting may
be continued to the succeeding day if the Board of
Directors does not complete the business coming before it	ARTICLE V
on the meeting date. At any meeting at which every
director shall be present, even without notice, any business	THE EXECUTIVE COMMITTEE AND
may be transacted.	OTHER COMMITTEES

Section 4.7 Waiver of Notice. A director may waive any	Section 5.1 Executive Committee. The Board of Directors
notice required by law or these By-Laws if the waiver is in	shall appoint an Executive Committee to serve at the
writing and signed by the director entitled to such notice,	pleasure of the Board of Directors. The Chairman of the
whether before or after the date and time stated in such	Board shall be a member of the Executive Committee and
notice. Such a waiver shall be equivalent to notice in due	shall, if present, preside at each meeting of the Executive
time as required by these By-Laws. Attendance of a	Committee. The Chief Executive Officer, if different than
director at or participation in a meeting shall constitute a	the Chairman of the Board, shall be a member of the
waiver of notice of such meeting, unless the director at the	Executive Committee. The Secretary shall act as secretary
beginning of the meeting or promptly upon arrival objects to	of the Executive Committee and shall keep a record of all
holding the meeting or transacting business at the meeting	proceedings of the Executive Committee. A majority of the
and does not thereafter vote for or assent to action taken at	members of the Executive Committee shall constitute a
the meeting.	quorum.

Section 4.8 Director's Assent Presumed. A director who is	Section 5.2 Powers of Executive Committee. The
present at a meeting of the Board of Directors at which	Executive Committee shall have and may exercise all of the
action on any corporate matter is taken shall be presumed	powers of the Board of Directors in the management and
to have assented to the action taken unless the director's	affairs of the corporation except when the Board of
dissent shall be entered in the minutes of the meeting or	Directors is in session. Actions of the Executive
unless the director shall file a written dissent to such action	Committee, except when the rights or acts of third parties
with the person acting as the secretary of the meeting	would be adversely affected, shall be subject to the
before the adjournment thereof or shall forward such	approval of the Board of Directors, which approval shall be
dissent by registered or certified mail to the Secretary	implied unless contrary action is taken by the Board of
immediately after the adjournment of the meeting. Such	Directors.
right to dissent shall not apply to a director who voted in
favor of such action.	Section 5.3 Other Committees. The Board of Directors, by
resolution adopted by the affirmative vote of a majority of
Section 4.9 Action Without Meeting. Any action required	the number of directors then in office, may establish one or
or permitted by law to be taken at any meeting of the Board	more other committees of the Board of Directors, each
of Directors may be taken without a meeting of the action is	committee to consist of two or more directors appointed by
taken by all of the directors then in office and if one or more	the Board of Directors. Any such committee shall serve at
consents in writing describing the action so taken shall be	the pleasure of the Board of Directors. Each such
signed by each director then in office and included in the	committee shall have the powers and duties delegated to it
minutes or filed with the corporate records reflecting the	by the Board of Directors, subject to the limitations set forth
action taken. Action taken under this section is effective	in applicable Iowa law. The Board of Directors may elect
when the last director signs the consent, unless the consent	one or more of its members as alternate members of any
specifies a different effective date.	such committee who may take the place of any absent
member or members at any meeting of such committee,
Section 4.10 Dividends. Subject to applicable law and any	upon request of the Chairman of the Board or the
applicable provisions of the Articles of Incorporation of the	chairperson of such committee.
corporation, the Board of Directors may authorize and the
corporation may make distribution to its shareholders in
cash or property.	ARTICLE VI

Section 4.11 Officers of the Board of Directors. (a) The	OFFICERS
Board of Directors shall elect from its number a Chairman
of the Board to serve at the pleasure of the Board of	Section 6.1 President. The Board of Directors shall elect a
Directors. The Chairman of the Board shall, if present,	President of the corporation to serve at the pleasure of the
preside at each meeting of the Board of Directors and shall	Board of Directors. The President, if not the Chief

Executive Officer, shall have such powers and perform	Section 6.3 Secretary. The Board of Directors shall
such duties as may be assigned to him or her by these By-	appoint a Secretary to serve at the pleasure of the Board of
Laws, as may from time to time be assigned to him or her	Directors. The Secretary shall (a) keep minutes of all
by or pursuant to authorization of the Board of Directors or	meetings of the shareholders and of the Board of Directors,
by the Chief Executive Officer, and as may be incident to	(b) authenticate records of the corporation and (c) in
the office of President.	general, have such powers and perform such other duties
as may be assigned to him or her by these By-Laws, as
Section 6.2 Chief Executive Officer. The Board of	may from time to time be assigned to him or her by the
Directors shall empower either the Chairman of the Board,	Board of Directors or the Chief Executive Officer and as
if one is elected, or the President to serve as the Chief	may be incident to the office of Secretary.
Executive Officer of the corporation. The Chief Executive
Officer shall (a) supervise the carrying out of policies	Section 6.4 Other Officers Elected by Board of Directors.
adopted or approved by the Board of Directors, (b) exercise	At any meeting of the Board of Directors, the Board of
a general supervision and superintendence over all the	Directors may elect such other officers of the corporation
business and affairs of the corporation, and (c) possess	as the Board of Directors may deem necessary, to serve at
such other powers and perform such other duties as may	the pleasure of the Board of Directors. Other officers
be assigned to him or her by these By-Laws, as may from	elected by the Board of Directors shall have such powers
time to time be assigned by the Board of Directors and as	and perform such duties as may be assigned to them by or
may be incident to the office of Chief Executive Officer.	pursuant to authorization of the Board of Directors or by the
Chief Executive Officer.

Section 6.5 Other Officers. The Board of Directors may
authorize the corporation to elect or appoint other officers, each of whom shall serve at the pleasure of the
corporation. Officers elected or appointed by the
corporation shall have such powers and perform such
duties as may be assigned to them by the corporation.

Section 6.6 Resignation and Removal. An officer may
resign at any time by delivering notice to the Secretary. A
resignation is effective when the notice is delivered unless the notice specifies a later effective date. Any officer may be removed, for or without cause, by the Board of Directors
at any time.

Section 6.7 Compensation of Officers. The compensation
of all officers elected by the Board of Directors shall be
fixed by the Board of Directors. The compensation of
officers elected or appointed by the corporation shall be
fixed as provided by resolution of the Board of Directors.

ARTICLE VII

SHARES, THEIR ISSUANCE AND TRANSFER

Section 7.1 Consideration for Shares. The Board of
Directors may authorize shares to be issued for
consideration consisting of any tangible or intangible
property or benefit to the corporation, including cash,
promissory notes, services performed, contracts for
services to be performed, or other securities of the
corporation. Before the corporation issues shares, the
Board of Directors must determine that the consideration
received or to be received for shares to be issued is
adequate.

Section 7.2 Certificates for Shares. Every shareholder of
the corporation shall be entitled to a certificate or
certificates, to be in such form as the Board of Directors
shall prescribe, certifying the number and class of shares of the corporation owned by such shareholder.
Section 7.3 Execution of Certificates. The certificates for
shares of stock shall be numbered in the order in which

they shall be issued and shall be signed by the Chief		ARTICLE VIII
Executive Officer or President and the Secretary or an
Assistant Secretary of the corporation. The signatures of		MISCELLANEOUS PROVISIONS
the Chief Executive Officer or President and the Secretary
or Assistant Secretary or other persons signing for the	Section 8.1	Facsimile Signatures. In addition to the
corporation upon a certificate may be facsimiles if the		provisions for use of facsimile signatures elsewhere
certificate is countersigned by a transfer agent, or		specifically authorized in these By-Laws, facsimile
registered by a registrar, other than the corporation itself or		signatures of any officer or officers of the corporation may
an employee of the corporation. In case any officer or		be used whenever and as authorized by the Board of
other authorized person who has signed or whose facsimile		Directors or a committee thereof. If any officer whose
signature has been placed upon such certificate for the		facsimile signature has been placed upon any form of
corporation shall have ceased to be such officer or		instrument shall have ceased to be such officer before an
employee or agent before such certificate is issued, it may		instrument in such form is issued, such instrument may be
be issued by the corporation with the same effect as if he or		issued with the same effect as if he or she had been such
she were such officer or employee or agent at the date of		officer at the time of its issue.
the issuance of such certificate.
	Section 8.2	Execution of Instruments. Instruments
Section 7.4 Share Record. A record shall be kept by the		affecting or relating to real estate or the investment of funds
Secretary, or by any other officer, employee or agent		of the corporation may be executed as authorized by
designated by the Board of Directors, of the name and		resolution of the Board of Directors or as may be
address of each shareholder of the corporation, the number		authorized by such officers of the corporation as the Board
and class of shares held by such shareholder, the number		of Directors designates.
of the certificates representing such shares and the
respective dates of issuance of such certificates and, in	Section 8.3	Disposition of Funds. The funds of the
case of cancellation of any such certificate, the respective	corporation	shall be paid out, transferred or otherwise
date of cancellation.		disposed of only in such manner and under such controls
as may be authorized by resolution of the Board of
Section 7.5 Cancellation. Every certificate surrendered to		Directors or as may be authorized by such officers of the
the corporation for exchange or transfer shall be cancelled,		corporation as the Board of Directors designates.
and no new certificate or certificates shall be issued in	Section 8.4	Fiscal Year. The fiscal
exchange for any existing certificate until such existing		year of the corporation shall be from the first
certificate shall have been so cancelled, except in cases		day of January through the last day of December.
provided in Section 7.8 of these By-Laws.

Section 7.6 Transfers of Stock. Transfers of shares of the		Section 8.5 Books and Records. The books and records of
capital stock of the corporation shall be made only on the		the corporation shall be kept (except that the shareholder
books of the corporation by the record holder thereof, or by		list must also be kept at the places described in Section 3.7
his or her attorney thereunto authorized by power of		of these By-Laws) at the principal office of the corporation.
attorney duly executed and filed with the Secretary, and on
surrender of the certificate or certificates for such shares		Section 8.6 Voting of Stocks Owned by the Corporation.
properly endorsed and the payment of all taxes thereon.		In the absence of a resolution of the Board of Directors to
The person in whose name shares of stock stand on the		the contrary, the Chief Executive Officer and the President
books of the corporation shall be deemed the owner thereof		are authorized and empowered on behalf of the corporation
for all purposes as regards the corporation; provided,		to attend and vote, or to grant discretionary proxies to be
however, that whenever any transfer of shares shall be		used, at any meeting of shareholders of any corporation in
made for collateral security, and not absolutely, such fact, if		which this corporation holds or owns shares of stock, and
known to the Secretary, shall be so expressed in the entry		in that connection, on behalf of this corporation, to execute
of transfer.		a waiver of notice of any such meeting or a written consent
to action without a meeting. The Board of Directors shall
Section 7.7 Regulations. The Board of Directors may		have authority to designate any officer or person as a proxy
make such other rules and regulations as it may deem		or attorney-in-fact to vote shares of stock in any other
expedient, not inconsistent with law, concerning the issue,		corporation in which the corporation may own or hold
transfer and registration of certificates for shares of the		shares of stock.
capital stock of the corporation.

Section 7.8 Lost, Destroyed or Mutilated Certificates. In		ARTICLE IX
the event of the loss, theft or destruction of any certificate
of stock, another may be issued in its place pursuant to		INDEMNITY
such regulations as the Board of Directors may establish
concerning proof of such loss, theft or destruction and		The Board of Directors shall indemnify, or authorize the
concerning the giving of a satisfactory bond or bonds of		officers of the corporation to indemnify, directly and
indemnity.		through insurance coverage, each person now or hereafter
a director, officer, employee or other representative of the corporation, and that person's heirs and legal
representatives, against all damages, awards, costs and
expenses, including counsel fees, reasonably incurred or
imposed in connection with or resulting from any action,
suit or proceeding, or the settlement thereof prior to final adjudication, to which such person is or may be made a
party by reason of being or having been a director, officer, employee or other representative of the corporation or by
reason of service at the request of the corporation in any
capacity with another entity or organization. Such rights or indemnification shall be in addition to any rights to which
any director, officer, employee or other representative of
the corporation, former, present or future, may otherwise
be entitled as a matter of law and subject to such
limitations permitted by law as may be established by the
Board of Directors.

ARTICLE X

AMENDMENTS

These By-Laws may be amended, altered or repealed by
the Board of Directors at any regular or special meeting of
the Board of Directors, provided written notice expressing in substance the proposed change shall have been given to
each director at least two days prior to the date of such
regular or special meeting. Notice of any proposed
amendment, alteration or repeal may be waived by any
director by filing a written waiver of notice with the
Secretary before, on or after the meeting date. The
shareholders of the corporation may also amend, alter or
repeal these By-Laws as provided in the Articles of
Incorporation of the corporation. Any amendment to these
By-Laws shall be submitted to the Iowa Insurance
Commissioner for review not less than thirty (30) days prior to the effective date of the amendment, or pursuant to such
other procedure as is established by law or regulation.